Exhibit 99.1
NOW Solutions to Provide All HRMS Needs for the Fédération des Caisses
Populaires Acadiennes in New Brunswick Canada

Fort Worth, TX, January 22, 2009 (PRNewswire)– NOW Solutions, Inc. (NOW Solutions) announced today another major sales achievement.  The largest financial institution in the Canadian province of New Brunswick has selected emPath® to meet the human resources needs of all of its Caisses (credit unions).

The Caisses populaires acadiennes is by far the most present and most accessible financial institution in New Brunswick; it is a network comprised of 29 Caisses with 86 business locations across the province.  Moreover, the strength of the organization is constituted by its 200,000 members, 350 elected representatives and global assets of more than $2.7 billion.

The Caisses have entered into an agreement with NOW Solutions whereby NOW Solutions, with its leading-edge emPath® HRMS software, will provide the HRMS needs for all of the 29 Caisses (credit unions) in the province of New Brunswick.

emPath® is a Web-based HRMS solution leveraging Microsoft® .NET technology that provides functional efficiency for the entire enterprise coupled with remarkable performance gains. Tightly integrating the organization's human resources functions, emPath® provides comprehensive administrative and workflow capabilities, as well as employee empowerment via employee and manager self-service, all delivered with zero client administration.

“NOW Solutions is very excited to bring its powerful software to the Caisses populaires acadiennes,” states Rob Sterpin, Vice President of Sales for Now Solutions, “and to continue in its quest to help more and more organizations discover the benefits of greater operational efficiency and more responsive service to their employees.”

NOW Solutions' continued success can be attributed to the robust, Web-based features and flexibility of its products.  emPath® is an integrated HR payroll solution that provides a low total cost of ownership and a high return on investment while enabling users to improve decision-making capabilities.

Forward looking statements disclosure: This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words "expects," "plans," "anticipates," “indicates,” “believes,” “forecast,” “guidance,” “outlook,” "may," "will," "should," “seeks,” “targets” and similar expressions are intended to identify forward-looking statements. Similarly, statements that describe the Company's objectives, plans or goals are forward-looking statements. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise. With the exception of historical information contained herein, the matters discussed in this press release involve risk and uncertainties. Actual results could differ materially from those expressed in any forward-looking statement.

About NOW Solutions, Inc.

NOW Solutions, Inc. is a pioneer among Human Resources Management System (HRMS) and payroll software and business solutions providers.  NOW Solutions provides the capabilities companies need to manage their ever-changing workplace in the face of today's complex requirements through its main product, emPath® , which consists of a fully secure web based HRMS suite as well as a Software-as-a-Service (SaaS) solution.  Recruiting, position control, benefits, absence and attendance tracking, employee reviews, career planning, payroll, employee/manager self-service and a powerful full-featured workflow engine to reduce or eliminate paper, are among the many features of emPath®. With the emPath® SaaS HRMS and payroll solution, clients can expect significant additional benefits—quicker provisioning, hardware and software setup and support, disaster recovery, increased scalability, reliability, security, and a smaller IT footprint for a company’s enterprise—all for a simple monthly fee. NOW Solutions is a respected business partner serving customers throughout the United States and Canada. NOW Solutions' presence can be found in industries including education, for-profit services, healthcare, high technology and communications, insurance, financial, manufacturing, natural resources, not-for-profit, public sector, retail, transportation, and utilities. NOW Solutions has offices in Fort Worth, Texas, Toronto, Canada, and Rio de Janeiro, Brazil to serve its customers. Information on NOW Solutions and its products can be obtained on the World Wide Web at www.nowsolutions.com

SOURCE: Now Solutions, Inc.

Contact:

NOW Solutions, Inc.
PRinfo@nowsolutions.com